As filed with the Securities and Exchange Commission on June 17, 2021

Registration No. 333-232684

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0121400
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6400 North Belt Line Road Irving, Texas	75063
(Address of Principal Executive Offices)	(Zip Code)

SALEM MEDIA GROUP, INC.

EMPLOYEES 401(K) PLAN

(Full Title of the Plan)

Christopher J. Henderson

Secretary

Salem Media Group, Inc.

6400 North Belt Line Road

Irving, Texas

(Name and Address of Agent for Service)

(805) 987-0400

(Telephone Number, including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Form S-8 (File No. 333-232684) (the “Registration Statement”) of Salem Media Group, Inc., a Delaware corporation (the “Company”), pertaining to the Company’s 401(k) plan to which the Registration Statement relates (the “401(k) Plan”).

As of December 1, 2020, the 401(k) Plan no longer offers any stock of the Company and participants in the 401(k) Plan no longer hold any shares of stock of the Company.

Pursuant to the undertakings contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unissued at the termination of the offerings, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister, and does hereby remove from registration, all remaining shares of common stock and all participation interests that had been registered under the Registration Statement that remain unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on the Registration Statement and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on June 17, 2021.

Salem Media Group, Inc.

By:	/s/Edward G. Atsinger III
Edward G. Atsinger III
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ EDWARD G. ATSINGER III	Chief Executive Officer	June 17, 2021
Edward G. Atsinger III	(Principal Executive Officer)

/s/ EVAN D. MASYR	Executive Vice President and Chief Financial Officer	June 17, 2021
Evan D. Masyr	(Principal Financial Officer and Principal Accounting Officer)

/s/ STUART W. EPPERSON	Chairman	June 17, 2021
Stuart W. Epperson

/s/ RICHARD A. RIDDLE	Director	June 17, 2021
Richard A. Riddle

/s/ ERIC HALVORSON	Director	June 17, 2021
Eric Halvorson

/s/ HEATHER W. GRIZZLE	Director	June 17, 2021
Heather W. Grizzle